Exhibit 10.42

Via Certified Mail
John Hessler
Patson’s Press
970 Stewart Drive
Sunnyvale, California 94085

Re:
Commercial Lease (“Lease”) between John G. and Theresa L. Hessler as Trustees of the Hessler 2007 Revocable Trust, Mark Dellamano, John Dellamano and Joseph Dellamano, as tenants-in-common (“Landlord”) and Pharmacyclics, Inc. (“Tenant”) for those premises located at 968-970 Stewart Drive, Sunnyvale California (“Premises”)

BINDING NOTICE TO LANDLORD TO EXERCISE EXPANSION OPTION
Dear Mr. Hessler:
This notice serves as notice of Pharmacyclics’ binding and unequivocal election to exercise the expansion option to expand the Premises to include the entire rentable square footage of the Building and the balance of the Property known as the Expansion Premises as set forth in Section 1.6 of the above referenced Lease.
Pursuant to Section 1.6 of the Lease, enclosed with this notice is a payment in the amount of $531,978.00 which represents the one-time payment of $150,000.00 plus $381,978.00 as the six (6) months of prepaid Base Rent. The prepaid Base Rent is calculated from the date Base Rent payment will commence for the Expansion Premises (which is 90 days following the Expansion Premises Commencement Date). At such date, Base Rent should be $1.0815 per rentable square foot per month for the original Premises of 20,400 square feet (or $22,063.00 per month) and $1.30 per rentable square foot per month for the Expansion Premises of 32,000 square feet (or $41,600.00 per month). The total monthly Base Rent at such time should be $63,663.00 per month. Such prepaid Base Rent shall be applied to the six (6) month period starting as of the date Base Rent payments for the Expansion Premises commences.
Concurrently with your notice identifying the date that the Expansion Premises shall be delivered, please prepare and execute a written confirmation of the Expansion Premises Commencement Date and revised Base Rent schedule for the entire Building. Please be advised that the Expansion Premises Commencement Date shall be no more than 270 days following the date of this notice, but in no event earlier than 30 days following your notice of delivery of the Expansion Premises.

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Exhibit 10.42

We look forward to our continued tenancy of the building at the original Premises and the start of our occupancy in the Expansion Premises.

Sincerely,

Pharmacyclics, Inc.

By:	/s/ Joshua T. Brumm
Joshua T. Brumm

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